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Registration Statement No. 333-132936-14
Dated March 29, 2007
Securities Act of 1933, Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. 6A TO PROSPECTUS SUPPLEMENT DATED MARCH 24, 2008
TO PROSPECTUS DATED MARCH 29, 2007

Credit Suisse

Reverse Dual Directional Buffered Return Enhanced Notes
Linked to the Inverse Performance of an Index,
an Exchange-Traded Fund or a Basket

         The securities offered by this product supplement, which we refer to as the "notes," will be linked to the inverse performance of an index, which we refer to as a "reference index," an exchange-traded fund, which we refer to as a "fund," or to a basket of reference indices or funds, which we refer to as a "basket," each, an "underlying."

         This product supplement describes terms that will apply generally to the notes and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate pricing supplement or term sheet, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified in this product supplement. We refer to such pricing supplements and term sheets generally as pricing supplements. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement shall control.

         The one or more underlyings to which the notes will be linked will be specified in the applicable pricing supplement. The maturity date of each security will be specified in the applicable pricing supplement, subject to postponement if a market disruption event occurs on any valuation date.

         At maturity, holders of the notes will receive the redemption amount, which is calculated as follows:

  •
  if the final level is less than the initial level, the redemption amount will equal, subject to the maximum return, if applicable:

$1,000 + [$1,000 × (underlying return × downside leverage factor)]

  •
  if the final level is equal to or greater than the initial level but has increased by an amount less than or equal to the buffer amount, the redemption amount will equal:

$1,000 + [$1,000 × – (underlying return)]

  •
  if the final level increases from the initial level by more than buffer amount, the redemption amount will equal, subject to a minimum of zero:

$1,000 + [$1,000 × (underlying return + buffer amount) × upside factor]

         You will lose some or all of your investment at maturity if the final level is greater than the initial level by more than the buffer amount. Accordingly, you could lose your entire investment in the notes.

         The "underlying return" will reflect the performance of the underlying during the term of the notes by comparing the initial level of the underlying with the final level of the underlying, and is calculated as follows:

initial level of the underlying – final level of the underlying initial level of the underlying

         The "initial level," the "final level," the "buffer amount," the "upside factor," the "downside leverage factor" and the "maximum return," if applicable, will be specified in the applicable pricing supplement. Please see "Description of the Securities—Redemption amount" below.

         The "valuation date" will be the date or dates specified in the applicable pricing supplement, or the next succeeding underlying business day if the scheduled valuation date is not an underlying business day, subject to the market disruption provisions described in "—Market disruption events" herein.

         Please refer to "Risk Factors" beginning on page PS-3 for risks related to an investment in the notes.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

         The notes are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this product supplement is September 18, 2008.

        You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these notes. The information in this document may only be accurate on the date of this document.

        The notes described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes.

        We are offering the notes for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of this product supplement or the accompanying prospectus supplement or prospectus and the offering of the notes in some jurisdictions may be restricted by law. If you possess this product supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. This product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these notes and are not soliciting an offer to buy these notes in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Underwriting" section of this product supplement.

        In this product supplement and accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to "we," "us" and "our" are to Credit Suisse and its consolidated subsidiaries, and references to "dollars" and "$" are to U.S. dollars.

i

 NOTICE TO INVESTORS

Argentina

        The notes are not and will not be authorized by the Argentine Comisión Nacional de Valores for public offering in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

Uruguay

        This is a private offering. The notes have not been, and will not be, registered with the Central Bank of Uruguay for public offer in Uruguay.

Brazil

        Each purchaser of the notes will be required to represent and agree that it has not offered or sold, and will not offer or sell, any notes in Brazil, except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations. The notes have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários—CVM).

Mexico

        The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in the United Mexican States.

Chile

        NEITHER THE ISSUER NOR THE NOTES HAVE BEEN REGISTERED WITH THE SUPERINTENDENCIA DE VALORES Y SEGUROS PURSUANT TO LAW NO. 18.045, THE LEY DE MERCADO DE VALORES, AND REGULATIONS THEREUNDER. THIS PRODUCT SUPPLEMENT DOES NOT CONSTITUTE AN OFFER OF, OR AN INVITATION TO SUBSCRIBE FOR OR PURCHASE, THE NOTES IN THE REPUBLIC OF CHILE, OTHER THAN TO INDIVIDUALLY IDENTIFIED BUYERS PURSUANT TO A PRIVATE OFFERING WITHIN THE MEANING OF ARTICLE 4 OF THE LEY DE MERCADO DE VALORES (AN OFFER THAT IS NOT "ADDRESSED TO THE PUBLIC AT LARGE OR TO A CERTAIN SECTOR OR SPECIFIC GROUP OF THE PUBLIC").

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (Directive 2003/71/EC) (each, a Relevant Member State), the notes may not be sold or offered or any offering materials relating thereto distributed, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, to the public (within the meaning of that Directive) in that Relevant Member State, except in circumstances which do not require the publication of a prospectus pursuant to the Prospectus Directive.

ii

 SUMMARY

        The following is a summary of the terms of the notes and factors that you should consider before deciding to invest in the notes. You should read this product supplement and the accompanying prospectus supplement and prospectus carefully to understand fully the terms of the notes and other considerations that are important in making a decision about investing in the notes. You should, in particular, review the "Risk Factors" section of this product supplement, which sets forth a number of risks related to the notes. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus. The pricing supplement for each offering of notes will contain the specific information and terms of that offering. If any information in the applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus supplement or prospectus, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement or prospectus. It is important for you to consider the information contained in the accompanying prospectus supplement and prospectus as well as the applicable pricing supplement in making your investment decision.

What are the Reverse Dual Directional Buffered Return Enhanced Notes?

        The Reverse Dual Directional Buffered Return Enhanced Notes, or the notes, are medium-term notes issued by us, the return on which is linked to the inverse performance of an underlying. You will receive a redemption amount in cash at maturity that will depend upon the performance of the underlying, as specified in the applicable pricing supplement, calculated as set forth below.

        For a description of how the redemption amount at maturity will be calculated, please refer to "Description of the Securities—Redemption amount" on page PS-10.

Are there risks involved in investing in the notes?

        An investment in the notes involves risks. Please see the "Risk Factors" section on page PS-3.

Will I receive interest on the notes?

        You will not receive any interest payments on the notes for the entire term of the notes.

Does an investment in the notes entitle me to any ownership interest in any stocks comprising or included in an underlying?

        An investment in the notes does not entitle you to any ownership interest in the stocks comprising or included in an underlying.

If an underlying includes equity components, will I receive any dividend payments on, or have shareholder rights in, the stocks comprising or included in the underlying?

        If an underlying includes equity components, as a holder of the notes, you will not receive any dividend payments or other distributions on the stocks comprising or included in the underlying or have voting or any other rights of a holder of the stocks comprising or included in the underlying.

Will there be an active trading market in the notes?

        The notes will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the notes. Credit Suisse Securities (USA) LLC ("CSSU") currently intends to make a market in the notes, although it is not required to do so and may stop making a market at any time.

        If you have to sell your notes prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

What are the U.S. federal income tax consequences of investing in the notes?

        Please refer to "Certain U.S. Federal Income Tax Considerations" on page PS-18 for a discussion of certain tax consequences of making an investment in the notes.

 RISK FACTORS

        A purchase of the notes involves risks. This section describes significant risks relating to the notes. We urge you to read the following information about these risks, together with the other information contained or incorporated by reference in this product supplement and the accompanying prospectus supplement and prospectus before investing in the notes.

The notes do not pay interest or guarantee the return of your investment. If an underlying appreciates by an amount greater than the buffer amount, you will lose some or all of your investment at maturity.

        We will not pay interest on the notes. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the redemption amount at maturity is linked to the performance of the underlying.

        Your principal is protected against appreciation of the underlying up to the buffer amount; however, you will lose some or all of your investment at maturity if the final level increases from the initial level by more than the buffer amount. The amount payable at maturity will be determined pursuant to the terms described in this product supplement and the applicable pricing supplement.

The appreciation potential of the notes is limited to the maximum return, if applicable.

        If the notes are subject to a maximum return, the appreciation potential of the notes is limited to the maximum return. If applicable, the maximum return is a percentage that we will determine on the pricing date and that will be set forth in the applicable pricing supplement. Accordingly, if the applicable pricing supplement specifies a maximum return for the notes, the appreciation potential of the notes will be limited to that maximum return even if the underlying return multiplied by the downside leverage factor is greater than that maximum return.

If the underlying is comprised of or includes equity components, an investment in the notes is not the same as an investment in the stocks comprising or included in the underlying

        If the underlying contains equity components, the payment of dividends on the stocks which comprise or are included in the underlying generally has no effect on the calculation of the level of the underlying. Therefore, the return on your investment based on the percentage change in the underlying is not the same as the total return based on the purchase of those underlying stocks. As an investor in the notes, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the stocks that comprise or are included in the underlying.

The notes are not designed to be short-term trading instruments

        The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount, even in cases where the underlying has depreciated since the trade date. The potential returns described in the applicable pricing supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity. You should be willing to hold your notes to maturity.

There may be little or no secondary market for the notes

        The notes will not be listed on any securities exchange. We cannot assure you that a secondary market for the notes will develop. CSSU currently intends to make a market in the notes, although it is not required to do so and may stop making a market at any time. If you have to sell your notes prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

The United States federal income tax consequences of the notes are uncertain

        No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the notes and we cannot assure you that the IRS or any court will agree with the tax treatment described under "Certain U.S. Federal Income Tax Considerations" in this product supplement.

The market price of the notes may be influenced by many factors that are unpredictable

        Many factors, most of which are beyond our control, will influence the value of the notes and the price at which CSSU may be willing to purchase or sell the notes in the secondary market, including:

  •
  the current level of the underlying;

  •
  interest and yield rates in the market;

  •
  the volatility of the underlying;

  •
  economic, financial, political and regulatory or judicial events that affect the underlying or markets generally and which may affect the level of the underlying;

  •
  the time remaining to the maturity of the notes;

  •
  the dividend rate on the stocks of the underlying; and

  •
  Credit Suisse's creditworthiness, including actual or anticipated downgrades in our credit rating.

        Some or all of these factors may influence the price that you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

The inclusion of commissions and projected profit from hedging in the original issue price of the notes is likely to adversely affect secondary market prices

        Assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU is willing to purchase the notes in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by CSSU, as a result of dealer discounts, mark-ups or other transaction costs.

Historical performance of the underlying is not indicative of future performance

        The future performance of the underlying cannot be predicted based on its historical performance. We cannot guarantee that the level of the underlying will increase or decrease or that you will receive at maturity any more than the principal amount of your notes.

There may be potential conflicts of interest

        We, CSSU and/or any other affiliate may from time to time buy or sell futures contracts related to the components of the underlying or derivative instruments related to the underlying for our or their own accounts in connection with our or their normal business practices. Although we do not expect them to, these transactions could affect the price of such stocks or the value of the underlying, and thus affect the market value of the notes.

        In addition, because we will initially act as the calculation agent for the notes, potential conflicts of interest may exist between us and you, including with respect to certain determinations and judgments that we, in the role of calculation agent, must make in determining amounts due to you.

        Finally, we and our affiliates may, now or in the future, engage in business with the issuers of the stocks of an underlying, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. We or our affiliates have also published and expect to continue to publish research reports regarding some or all of the issuers of the stocks included in an underlying. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the stocks of the underlying and/or the levels of the underlying and, consequently, the market price of the notes.

        The original issue price of the notes includes commissions paid to CSSU and certain costs of hedging our obligations under the notes. The affiliates through which we hedge our obligations under the notes expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than initially projected.

Our hedging activity may affect the value of the components comprising or included in the underlying and therefore the market value of the notes

        We expect to hedge our obligations under the notes through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the components comprising or included in the underlying or in other instruments, such as options, swaps or futures, based upon the components comprising or included in the underlying. This hedging activity could affect the value of the components comprising or included in the underlying and therefore the market value of the notes. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Credit Suisse Securities (USA) LLC is willing to purchase the notes in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by Credit Suisse Securities (USA) LLC, as a result of dealer discounts, mark-ups or other transaction costs. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the market value of the notes declines.

Holdings of the notes by our affiliates and future sales may affect the price of the notes

        Certain of our affiliates may purchase some of the notes for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the notes offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the notes held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the notes may fall. The negative effect of such sales on the prices of the notes could be more pronounced if secondary trading in the notes is limited or illiquid.

We and our affiliates and agents may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the notes and any such research, opinions or recommendations could affect the level of the underlying to which the notes are linked or the market value of the notes

        We or our affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the notes, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice.

A market disruption event may postpone the calculation of the final level or the maturity date

        In the event that a market disruption event exists on the final valuation date, the maturity date of the notes will be the later of the maturity date specified in the pricing supplement and the fifth business day following the day as of which the final level is calculated. Consequently, the existence of a market disruption event could result in a postponement of the maturity date and could adversely affect your return on the notes, but no interest or other payment will be payable as a result of such postponement. Please refer to "Description of the Securities—Maturity date" on page PS-10 and "—Market disruption events" on page PS-12.

You have no recourse to the sponsor of the underlying or to any issuers of the stocks that comprise or are included in the underlying

        You will have no rights against the sponsor of the underlying or any issuers of the stocks that comprise or are included in the underlying. The notes are not sponsored, endorsed, sold or promoted by any sponsor of the underlying or any such issuer. The sponsor of the underlying and such issuers have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. The sponsor of the underlying and such issuers make no representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in notes generally or the notes in particular, or the ability of the underlying to track general underlying market performance. Unless otherwise provided in the applicable pricing supplement, the sponsor's only relationship to us is in the licensing of trademarks or service marks and certain trade names and the use of the underlying, which is determined, composed and calculated by the sponsor of the underlying without regard to us or the notes. The sponsor of the underlying has no obligation to take our needs or your needs into consideration in determining, composing or calculating the underlying. The sponsor of the underlying and the issuers of stocks comprising or included in the underlying are not responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the notes to be issued or in the determination or calculation of the equation by which the redemption amount of the notes is to be determined. The sponsor of the underlying and such issuers have no liability in connection with the administration, marketing or trading of the notes.

Adjustments to a reference index or to a fund could adversely affect the notes

        The applicable reference index sponsor is responsible for calculating and maintaining the applicable reference index. The applicable reference index sponsor can add, delete or substitute the components comprising the applicable reference index or make other methodological changes that could change the value of the applicable reference index at any time. The applicable reference index sponsor may discontinue or suspend calculation or dissemination of the applicable reference index.

        Similarly, the applicable fund sponsor may discontinue or suspend calculation or dissemination of the applicable fund.

        If one or more of these events occurs, the calculation of the redemption amount at maturity will be adjusted to reflect such event or events. Please refer to "Description of the Securities—Adjustments to the calculation of a reference index" and to "Description of the Securities—Adjustments to the calculation of a fund." Consequently, any of these actions could adversely affect the redemption amount at maturity and/or the market value of the notes.

In the case of a fund, the policies of the fund sponsor and changes that affect the fund or any index on which the fund may be based could adversely affect the amount payable on your notes and their market value

        The policies of the sponsor of any relevant fund concerning the calculation of the fund's net asset value, additions, deletions or substitutions of notes in the fund and the manner in which changes affecting any relevant index are reflected in the fund could affect the market price of the shares of the fund and, therefore, the amount payable on your notes on the maturity date and the market value of your notes before that date. The amount payable on your notes and their market value could also be affected if the fund sponsor changes these policies, for example, by changing the manner in which it calculates the fund's net asset value, or if the fund sponsor discontinues or suspends calculation or publication of the fund's net asset value, in which case it may become difficult to determine the market value of the notes. If events such as these occur or if the closing price of shares of the underlying is not available on the relevant valuation date because of a market disruption event or for any other reason, the calculation agent may determine the price of the shares of the fund on the relevant valuation date and thus the amount payable on the maturity date in a manner it considers appropriate in its sole discretion.

If the notes are linked to a basket, changes in the value of one or more of the underlyings comprising the basket may offset each other

        If the notes are linked to a basket, price movements in the underlyings comprising the basket may not correlate with each other. At a time when the level of one or more of the underlyings comprising the basket decreases, the level of one or more of the other underlyings comprising the basket may not decrease as much or may increase.

        Therefore, in calculating the basket level as of any valuation date, decreases in the level of one or more of the underlyings comprising the basket may be moderated, or wholly offset, by increases in the level of one or more of the other underlyings comprising the basket. You can review the historical levels of each of the underlyings comprising the basket in the applicable pricing supplement. However, you cannot predict the future performance of any of the underlyings comprising the basket or of the basket as a whole, or whether decreases in the levels of any of the underlyings comprising the basket will be offset by increases in the levels of other underlyings, based on their historical performance.

In the case of notes linked to a basket, the basket components may not be equally weighted

        The notes may be linked to a basket composed of more than one reference index or fund, or some combination thereof. Each such basket component may have a different weight in determining the value of the basket, depending on the component weightings specified in the applicable pricing supplement. For example, for a basket composed of four components, the applicable pricing supplement may specify that the weighting of the four components will be as follows: 18%, 20%, 33%, and 29%. One consequence of such an unequal weighting of the basket components is that if the level of a higher-weighted basket component increases and the level of a lower-weighted basket component decreases, the basket closing level will reflect the increase in the level of the higher-weighted component more than it reflects the decline in the level of the lower-weighted component, which may have an adverse effect on the value of the notes.

Investing in a security linked to an underlying based on foreign stocks bears potential risks

        If an underlying contains foreign stocks, an investment in the notes may involve considerations that may not be associated with a security linked to an underlying based on the stocks of U.S. issuers. These considerations relate to foreign market factors generally and may include, for example, different accounting requirements and regulations, different notes trading rules and conventions and different and, in some cases, more adverse, economic environments.

The notes may be subject to currency exchange risk if the underlying contains equity components and the stocks comprising or included in the underlying are not denominated in the same currency as the underlying

        Because the prices of the stocks comprising or included in the underlying (if the underlying includes equity components) may be converted into the currency in which the underlying is denominated (the "base currency") for the purposes of calculating the value of the underlying, your investment could be exposed to currency exchange risk with respect to each of the countries represented in the underlying which do not use the base currency. Your net exposure to such risk will depend on the extent to which the currencies in which the stocks comprising or included in the underlying are denominated, other than the base currency, strengthen or weaken relative to the base currency. If the base currency strengthens relative to any of the currencies in which the stocks comprising or included in the underlying are denominated, the value of the underlying may be adversely affected, and the redemption amount payable on the notes at maturity may be reduced. Of particular importance to potential currency exchange risks are: existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the relevant countries represented in the underlying. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the underlying and other countries important to international trade and finance.

Anti-dilution protection may be limited

        If the underlying is a fund or a basket including a fund, the calculation agent will make adjustments to the closing level of the fund for certain events affecting the shares of the fund. See "Description of the Securities—Anti-dilution adjustments for funds." The calculation agent is not required, however, to make such adjustments in response to all events that could affect the shares of the fund. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.

 CREDIT SUISSE

        Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group. Credit Suisse's registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse's registered head office is located at Paradeplatz 8, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

        Credit Suisse may act through any of its branches in connection with the notes as described in this product supplement and the accompanying prospectus supplement and prospectus.

        Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

        For further information about our company, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under "Incorporation by Reference" on page S-11 of the prospectus supplement and "Where You Can Find More Information" on page 3 of the accompanying prospectus.

USE OF PROCEEDS AND HEDGING

        Unless otherwise specified in the applicable pricing supplement, we intend to use the net proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from any offering to hedge our obligations under the notes.

        One or more of our affiliates before and following the issuance of any notes may acquire or dispose of the components comprising an underlying or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the underlying or the components comprising an underlying to hedge our obligations under the notes. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the underlying. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of the underlying, there can be no assurance that the level of the underlying will not be affected.

        From time to time after issuance and prior to the maturity of any notes, depending on market conditions (including the level of the underlying), in connection with hedging certain of the risks associated with the notes, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the underlying, or the components comprising an underlying. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the underlying or the components comprising an underlying, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any notes. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates' hedging activities will not be limited to any particular exchange or market.

        The original issue price of the notes will include the commissions paid to Credit Suisse Securities (USA) LLC with respect to the notes and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

 DESCRIPTION OF THE SECURITIES

        This description of the terms of the notes adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the accompanying prospectus supplement and prospectus, you should rely on this description. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement shall control.

General

        The notes are medium-term notes as described in the accompanying prospectus supplement.

        The notes will not be listed on any securities exchange.

Interest

        We will not pay you interest during the term of the notes.

Redemption at the option of the securityholder; defeasance

        The notes are not subject to redemption at our option or repayment at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under "Description of Debt Securities—Defeasance."

Maturity date

        The maturity date for the notes will be specified in the applicable pricing supplement; however, if a market disruption event exists on any valuation date, as determined by the calculation agent, the maturity date will be determined as discussed below under "—Market disruption events." If the scheduled maturity date (as specified in the applicable pricing supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. No interest or other payment will be payable because of any postponement of the maturity date.

Redemption at maturity

        Unless previously redeemed, or purchased by us and cancelled, each security will be redeemed on the maturity date at the cash redemption amount described below.

Redemption amount

        At maturity, holders of the notes will receive the redemption amount, which is calculated as follows:

  •
  if the final level is less than the initial level, the redemption amount will equal, subject to the maximum return, if applicable:

$1,000 + [$1,000 × (underlying return × downside leverage factor)]

  •
  if the final level is equal to or greater than the initial level but has increased by an amount less than or equal to the buffer amount, the redemption amount will equal:

$1,000 + [$1,000 x – (underlying return)]

  •
  if the final level increases from the initial level by more than buffer amount, the redemption amount will equal, subject to a minimum of zero:

$1,000 + [$1,000 × (underlying return + buffer amount) × upside factor]

        You will lose some or all of your investment at maturity if the final level is greater than the initial level by more than the buffer amount. Accordingly, you could lose your entire investment in the notes.

        The "underlying return" will reflect the performance of the underlying during the term of the notes by comparing the initial level of the underlying with the final level of the underlying, and is calculated as follows:

initial level of the underlying – final level of the underlying initial level of the underlying

        The "initial level" will be the closing level of the underlying on the trade date (the trade date will be specified in the applicable pricing supplement), or such other level as specified in the applicable pricing supplement.

        The "final level" is the closing level of the underlying on the final valuation date, or the arithmetic average of the closing levels of the underlying on each of the valuation dates, or such other date or dates as specified in the applicable pricing supplement. The final level will be subject to the provisions described in "—Market disruption events" below.

        The "buffer amount," the "upside factor," the "downside leverage factor" and the "maximum return," if applicable, will be specified in the applicable pricing supplement.

        The "valuation date" or dates will be the date specified in the applicable pricing supplement, or the next succeeding underlying business day if the scheduled valuation date is not an underlying business day, subject to the market disruption provisions described in "—Market disruption events" herein.

        A "business day" is any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are generally authorized or obligated by law or executive order to close.

        An "underlying business day" is any day that is (or, but for the occurrence of a market disruption event, would have been) a day on which trading is generally conducted on the exchanges or related exchanges (each as defined below), other than a day on which one or more of the exchanges and related exchanges is scheduled to close prior to its regular weekday closing time. "Exchange" means the principal exchange on which any underlying is traded. "Related exchange" means any exchange on which futures or options contracts relating to the underlying are traded.

        For a reference index, the "closing level" will, on any underlying business day, be the level of the underlying determined by the calculation agent at the valuation time, which is the time at which the underlying sponsor calculates the closing level of the underlying on such underlying business day, as published by the underlying sponsor, subject to the provisions described under "—Adjustments to the calculation of the reference index" below.

        For a fund, the "closing level" will, on any underlying business day, be the last reported sale price for one share of the fund, regular way, of the principal trading session on such day on the New York Stock Exchange (or such other national securities exchange on which the fund is listed or admitted to trading) multiplied by the share adjustment factor, subject to the provisions described under "—Adjustments to the calculation of a fund" below.

        For a basket, the "closing level" will, on any underlying business day, be the closing level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement.

        The "share adjustment factor" will be set to 1.0 on the date the notes are priced for initial sale to the public and is subject to adjustment as described under "—Anti-dilution adjustments for funds" below.

Market disruption events

        A "market disruption event" is, in respect of a reference index, the occurrence or existence on any underlying business day for such reference index during the one-half hour period that ends at the relevant valuation time, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on:

        (a)   an exchange in notes that comprise 20% or more of the level of such reference index based on a comparison of (1) the portion of the level of such reference index attributable to each component comprising such reference index in which trading is, in the determination of the calculation agent, materially suspended or materially limited relative to (2) the overall level of such reference index, in the case of (1) or (2) immediately before that suspension or limitation;

        (b)   a related exchange in options contracts on such reference index; or

        (c)   a related exchange in futures contracts on such reference index;

in the case of (a), (b) or (c) if, in the determination of the calculation agent, such suspension or limitation is material.

        A "market disruption event" is, in respect of a fund:

        (a)   the occurrence or existence of a suspension, absence or material limitation of trading of the shares of such fund (or a successor fund) on the primary market for such shares (or such successor fund shares) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market;

        (b)   a breakdown or failure in the price and trade reporting systems of the primary market for the shares of the fund (or such successor fund) as a result of which the reported trading prices for such shares (or such successor fund shares) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

        (c)   the occurrence or existence of a suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the shares of the fund (or such successor fund shares), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market;

in each case, as determined by the calculation agent in its sole discretion; and a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the shares of the fund or any instrument related to the shares of the fund or to adjust or unwind all or a material portion of any hedge position in the fund with respect to the notes.

        If the calculation agent determines that a market disruption event exists in respect of a reference index on a valuation date, then that valuation date for such reference index will be postponed to the first succeeding underlying business day for such reference index on which the calculation agent determines that no market disruption event exists in respect of such reference index, unless in respect of such valuation date the calculation agent determines that a market disruption event exists in respect of such reference index on each of the five underlying business days immediately following the scheduled valuation date. In that case, (a) the fifth succeeding underlying business day following the scheduled valuation date will be deemed to be the valuation date for such reference index, notwithstanding the market disruption event in respect of such reference index, and (b) the calculation agent will determine the underlying level for such reference index on that deemed valuation date in accordance with the formula for and method of calculating such reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole and absolute discretion) or, if trading in any component comprising the reference index has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the exchanges (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on that deemed valuation date, of each component comprising the reference index (subject to the provisions described under "—Adjustments to the calculation of a reference index" below).

        Unless otherwise specified in the applicable pricing supplement, in the event that a market disruption event exists in respect of a reference index on the final valuation date, the maturity date of the notes will be the fifth business day following the day on which the closing level for the valuation date for the reference index has been calculated.

        If the calculation agent determines that on a valuation date a market disruption event exists in respect of a fund, then that valuation date will be postponed to the first succeeding underlying business day on which the calculation agent determines that no market disruption event exists in respect of the fund, unless the calculation agent determines that a market disruption event in respect of the fund exists on each of the five underlying business days immediately following the valuation date. In that case, (a) the fifth succeeding underlying business day after the scheduled valuation date will be deemed to be the valuation date for the fund, notwithstanding the market disruption event in respect of the underlying, and (b) the calculation agent will determine the closing level for the valuation date on that deemed valuation date in accordance with the formula for and method of calculating the fund last in effect prior to the commencement of the market disruption event using its good faith estimate of the settlement prices that would have prevailed on the applicable exchange but for the suspension or limitation, as of the relevant valuation time on that deemed valuation date, of each such security comprising the fund (subject to the provisions described under "—Adjustments to the calculation of a fund" below).

        Unless otherwise specified in the applicable pricing supplement, in the event that a market disruption event exists in respect of the fund on the final valuation date, the maturity date of the notes will be the fifth business day following the day on which the closing level for the valuation date for the fund has been calculated.

        If the notes are linked to a basket, the valuation dates for each underlying comprising the basket not affected by a market disruption event shall be the scheduled valuation dates. In the event that a market disruption event exists in respect of an underlying that comprises the basket on the final valuation date, the maturity date of the notes will be postponed to the fifth business day following the day as of which the final level for each underlying comprising the basket has been calculated.

        If the existence of a market disruption event results in a postponement of the maturity date, no interest or other payment will be payable because of such postponement.

Adjustments to the calculation of a reference index

        If any reference index is (a) not calculated and announced by its sponsor or reference index calculation agent, as applicable, but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor reference index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in the reference index, then such reference index will be deemed to be the successor reference index so calculated and announced by that successor sponsor or successor reference index calculation agent, as applicable.

        Upon any selection by the calculation agent of a successor reference index, the calculation agent will cause notice to be furnished to us and the trustee, which will provide notice of the selection of the successor reference index to the registered holders of the notes in the manner set forth below.

        If (x) on or prior to a valuation date any reference index sponsor, reference index calculation agent or reference index creator, as applicable, makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the reference index or in any other way materially modifies the reference index (other than a modification prescribed in that formula or method to maintain such reference index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any valuation date the reference index sponsor or reference index calculation agent, as applicable (or a successor sponsor or successor reference index calculation agent, as applicable) fails to calculate and announce the reference index, then the calculation agent will calculate the redemption amount using, in lieu of a published level for such reference index, the level for such reference index as at the valuation time on the valuation date as determined by the calculation agent in accordance with the formula for and method of calculating such reference index last in effect prior to that change or failure, but using only those components that comprised such reference index immediately prior to that change or failure. Notice of adjustment of such reference index will be provided by the trustee in the manner set forth below.

        All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us and the beneficial owners of the notes, absent manifest error.

Adjustments to the calculation of a fund

        If the fund (or a successor fund (as defined herein)) is de-listed from the relevant exchange, liquidated or otherwise terminated, the calculation agent will substitute an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued fund (or such successor fund) (such fund being referred to herein as a "successor fund"). If the fund (or a successor fund) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing level of one share of the fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the fund. If a successor fund is selected or the calculation agent calculates the closing level by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the fund, that successor fund or closing level will be substituted for the fund (or such successor fund) for all purposes of the notes.

        If at any time:

  •
  the underlying index of the fund (or the underlying index related to a successor fund) is changed in a material respect, or

  •
  the fund (or a successor fund) in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the closing level of one share of the fund (or such successor fund) had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing level of an exchange-traded fund comparable to the fund (or such successor fund) as if those changes or modifications had not been made, and calculate the closing level with reference to the fund (or such successor fund), as adjusted.

        The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

        The calculation agent will be solely responsible for the method of calculating the closing level of one share of the fund (or any successor fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Anti-dilution adjustments for funds

Share splits and reverse share splits

        If the shares of a fund are subject to a share split or reverse share split, then once such split has become effective, the share adjustment factor will be adjusted so that the new share adjustment factor shall equal the product of:

  •
  the prior share adjustment factor, and

  •
  the number of shares which a holder of one share of the fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediate following the applicable effective date.

Share dividends or distributions

        If a fund is subject to a (i) share dividend, i.e., an issuance of additional shares of the fund that is given ratably to all or substantially all holders of shares of the fund or (ii) distribution of shares of the fund as a result of the triggering of any provision of the corporate charter of the fund, then, once the dividend or distribution has become effective and the shares of the fund are trading ex-dividend, the share adjustment factor will be adjusted so that the new share adjustment factor shall equal the prior share adjustment factor plus the product of:

  •
  the prior share adjustment factor, and

  •
  the number of additional shares issued in the share dividend or distribution with respect to one share of the fund.

Non-cash distributions

        If a fund distributes shares of capital stock, evidences of indebtedness or other assets or property of the fund to all or substantially all holders of shares of the fund (other than (i) share dividends or distributions referred to under "—Share dividends or distributions" above and (ii) cash dividends referred under "—Extraordinary cash dividends or distributions" below), then, once the distribution has become effective and the shares of the fund are trading ex-dividend, the share adjustment factor will be adjusted so that the new share adjustment factor shall equal the product of:

  •
  the prior share adjustment factor, and

  •
  a fraction, the numerator of which is the "current market price" of one share of the fund and the denominator of which is the amount by which such "current market price" exceeds the "fair market value" of such distribution.

        The "current market price" of a fund means the arithmetic average of the closing levels of one share of the fund for the ten underlying business days prior to the underlying business day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the share adjustment factor.

        "Ex-dividend date" shall mean the first trading day on which transactions in the shares of a fund trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

        The "fair market value" of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value will equal the closing price of such distributed property on such ex-dividend date.

Extraordinary Cash Dividends or Distributions

        A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a fund will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for the fund by an amount equal to at least 10% of the closing price of the fund on the first trading day immediately preceding the ex-dividend date, unless otherwise specified in the applicable pricing supplement.

        If an extraordinary cash dividend occurs, the share adjustment factor will be adjusted so that the new share adjustment factor shall equal the product of:

  •
  the prior share adjustment factor, and

  •
  a fraction, the numerator of which is the closing price of the fund on the trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

Events of default and acceleration

        In case an event of default (as defined in the accompanying prospectus) with respect to any notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the notes as determined by at least three but not more than five broker-dealers (which may include CSSU or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

        We may at any time purchase any notes, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

        Upon the purchase and surrender for cancellation of any notes by us or the redemption of any notes, such notes will be cancelled by the trustee.

Book-entry, delivery and form

        We will issue the notes in the form of one or more fully registered global notes, or the global notes, in denominations of $1,000 or integral multiples of $1,000 greater than $1,000. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC's nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        As long as the notes are represented by the global notes, we will pay the redemption amount on the notes, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

        For a further description of procedures regarding global notes representing book-entry notes, we refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus and "Description of Notes—Book-Entry, Delivery and Form" in the accompanying prospectus supplement.

Calculation agent

        Unless otherwise specified in the applicable pricing supplement, the calculation agent is Credit Suisse International, an affiliate of ours. The calculations and determinations of the calculation agent will be final and binding upon all parties (except in the case of manifest error). The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to "Risk Factors—There may be potential conflicts of interest."

Further issues

        We may from time to time, without notice to or the consent of the registered holders of the notes, create and issue further notes ranking on an equal basis with the notes being offered hereby in all respects. Such further notes will be consolidated and form a single series with the notes being offered hereby and will have the same terms as to status, redemption or otherwise as the notes being offered hereby.

Notices

        Notices to holders of the notes will be made by first class mail, postage prepaid, to the registered holders.

 THE UNDERLYING

        The one or more underlyings to which the notes will be linked will be specified in the applicable pricing supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

  •
  a financial institution,

  •
  a mutual fund,

  •
  a tax-exempt organization,

  •
  a grantor trust,

  •
  certain U.S. expatriates,

  •
  an insurance company,

  •
  a dealer or trader in securities or foreign currencies,

  •
  a person (including traders in securities) using a mark-to-market method of accounting,

  •
  a person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

  •
  an entity that is treated as a partnership for U.S. federal income tax purposes.

        The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date of this product supplement, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the "IRS") has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

        You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

        IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Characterization of the Securities

        There are no regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your securities. Thus, the characterization of the securities is not certain. Our special tax counsel, Orrick, Herrington & Sutcliffe LLP, has advised that the securities should be treated, for U.S. federal income tax purposes, as a prepaid financial contract with respect to the reference index or indices that is eligible for open transaction treatment and as to which you are taking a short position on the index or indices. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the securities, you, agree to treat your securities for all tax purposes in accordance with such characterization. In light of the fact that we agree to treat the securities as a prepaid financial contract, the balance of this discussion assumes that the securities will be so treated.

        You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the securities constitute "contingent payment debt instruments" that are subject to special tax rules governing the recognition of income over the term of your securities. If the securities were to be treated as contingent debt, you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities, or the comparable yield. The amount of interest that you would be required to include in income on a current basis would not be matched by cash distributions to you since the securities do not provide for any cash payments during their term. You would recognize gain or loss upon the sale, redemption or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your securities. In general, your adjusted basis in your securities would be equal to the amount you paid for your securities, increased by the amount of interest you previously accrued with respect to your securities. Any gain you recognized upon the sale, redemption, or maturity of your securities would be ordinary income and any loss to the extent of interest you included in income in the current or previous taxable years in respect of your securities would be ordinary loss, and thereafter would be capital loss. It is also possible that the IRS would seek to characterize your securities as options, and thus as Code section 1256 contracts in the event that they are listed on a securities exchange. In such case, the securities would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

        You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

        For purposes of this discussion, the term "U.S. Holder," for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S.

federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax adviser regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

        In accordance with the agreed-upon tax treatment described above, upon receipt of the redemption amount of the securities from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder's tax basis in the security at that time. For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at maturity. For securities with a term of less than one year, such gain or loss will be short-term capital gain or loss.

        Upon the sale or other taxable disposition of a security, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder's tax basis in the security (generally its cost). For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at the time of disposition. For securities with a term of less than one year, such gain or loss will be short-term capital gain or loss.

Non-U.S. Holders Generally

        In the case of a holder of the securities that is not a U.S. Holder and has no connection with the United States other than holding its securities (a "Non-U.S. Holder"), payments made with respect to the securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (ii) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

        Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

        The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisers regarding the U.S. federal estate tax consequences of holding the securities at death.

IRS Notice on Certain Financial Transactions

        On December 7, 2007, the IRS and the Treasury Department issued Notice 2008-2, in which they stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on (a) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (b) whether income and gain on such an instrument should be ordinary or capital, and (c) whether foreign holders should be subject to withholding tax on any deemed income accrual.

        Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof. Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income. It is also possible that a Non-U.S. Holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to your securities (possibly on a retroactive basis). You are urged to consult your tax adviser regarding Notice 2008-2 and its possible impact on you.

Possible Legislation on Prepaid Derivative Contracts

        On December 19, 2007, Representative Richard Neal introduced a tax bill (the "Bill") before the House Ways and Means Committee that would apply to "prepaid derivative contracts" acquired after the date of enactment of the Bill. The Bill, if enacted, would apply to certain derivative financial contracts with a term of more than one year, where there is no substantial likelihood that the taxpayer will be required to pay any additional amount thereunder, and would require the holder of such a contract to include as interest income each year in respect of such contract an amount determined by reference to the monthly U.S. federal short-term rate determined under Code section 1274(d). A holder's tax basis in such contract would be increased by the amount so included. Any gain (either at maturity or upon sale) with respect to the contract would be treated as long-term capital gain if the contract is a capital asset in the hands of the holder and such holder has held the contract for more than one year. Any loss would be treated as ordinary loss to the extent of prior interest accruals.

        While the Bill, if enacted, would not apply to the securities (due to its prospective effective date), it is not possible to predict whether any tax legislation that may ultimately be enacted will apply to your securities (possibly on a retroactive basis). You are urged to consult your tax adviser regarding the Bill and any future tax legislation that may apply to your securities.

Backup Withholding and Information Reporting

        A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.

BENEFIT PLAN INVESTOR CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, (the "Code"), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include "plan assets" by reason of any such plan's or arrangement's investment therein (we refer to the foregoing collectively as "Plans") and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans ("Non-ERISA Arrangements") are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a "Similar Law").

        In addition to ERISA's general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" as defined in ERISA or "disqualified persons" as defined in Section 4975 of the Code (we refer to the foregoing collectively as "parties in interest") unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in notes should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

        In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase notes, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called "service provider exemption"). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

        Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such notes, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such notes shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

        Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the notes. We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

        Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent deposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

 UNDERWRITING

        Unless otherwise specified in the applicable pricing supplement, we will sell the notes to Credit Suisse Securities (USA) LLC, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. Credit Suisse Securities (USA) LLC may offer the notes it has purchased as principal to other dealers. Credit Suisse Securities (USA) LLC may sell notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by Credit Suisse Securities (USA) LLC from us. After the initial public offering of any notes, the public offering price, concession and discount of such notes may be changed.

        Each issue of notes will be a new issue of notes with no established trading market. Unless otherwise specified in attached pricing supplement, Credit Suisse Securities (USA) LLC intends to make a secondary market in the notes. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use the pricing supplement, together with this product supplement and the accompanying prospectus supplement and prospectus, in connection with the offers and sales of notes related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, has any obligation to make a market in the notes and any broker-dealer subsidiary or affiliate that does make a market in the notes may discontinue any market-making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the notes. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a national securities exchange in the United States.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        Credit Suisse Securities (USA) LLC, the underwriter, is our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of NASD Rule 2720.

        We have agreed to indemnify Credit Suisse Securities (USA) LLC against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that Credit Suisse Securities (USA) LLC may be required to make in that respect. We have also agreed to reimburse Credit Suisse Securities (USA) LLC for expenses.

        In connection with the offering, Credit Suisse Securities (USA) LLC may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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  Over-allotment involves sales by Credit Suisse Securities (USA) LLC in excess of the principal amount of notes Credit Suisse Securities (USA) LLC is obligated to purchase, which creates a short position. Credit Suisse Securities (USA) LLC will close out any short position by purchasing notes in the open market.

        These stabilizing transactions may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market.

        Credit Suisse Securities (USA) LLC and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

        The notes may be offered for sale in those jurisdictions in the United States where it is lawful to make such offers.

        Credit Suisse Securities (USA) LLC has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the notes directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

        No action has been or will be taken by us or Credit Suisse Securities (USA) LLC that would permit a public offering of the notes or possession or distribution of this product supplement and the accompanying prospectus supplement and prospectus or any pricing supplement in any jurisdiction other than the United States.

        Concurrently with the offering of the notes through Credit Suisse Securities (USA) LLC as described in this product supplement, we may issue other notes from time to time as described in the accompanying prospectus supplement and prospectus.

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PRODUCT SUPPLEMENT NO. 6A TO PROSPECTUS SUPPLEMENT DATED MARCH 24, 2008 TO PROSPECTUS DATED MARCH 29, 2007
TABLE OF CONTENTS
NOTICE TO INVESTORS
SUMMARY
RISK FACTORS
CREDIT SUISSE
USE OF PROCEEDS AND HEDGING
DESCRIPTION OF THE SECURITIES
THE UNDERLYING
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
BENEFIT PLAN INVESTOR CONSIDERATIONS
UNDERWRITING